UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2013 (June 26, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Magellan Petroleum Corporation (the "Company," or "we," "us," or "our") is filing this report for the purpose of providing the current description of its common stock, par value $0.01 per share, as registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be incorporated by reference into any Registration Statement on Form S-3 or Form S-8 (or applicable successor forms) that may be filed in the future by the Company with the U.S. Securities and Exchange Commission (the "SEC") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), until and to the extent that such description of common stock is subsequently amended or modified by any amendment or report filed by the Company with the SEC under the Exchange Act for the purpose of updating such description.

DESCRIPTION OF
MAGELLAN PETROLEUM CORPORATION
COMMON STOCK
The rights of the holders of our common stock are governed by the Delaware General Corporation Law, our certificate of incorporation, as amended, and our by-laws, as amended. The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our certificate of incorporation, as amended, and our by-laws, as amended, each of which is filed with or incorporated by reference as an exhibit to this report as set forth under Item 9.01 below.

Authorized Common Stock
Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $0.01 per share.
Our certificate of incorporation also authorizes us to issue 50,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when and as authorized by our board of directors. Our board of directors' ability to authorize, without stockholder approval, the issuance of preferred stock with voting, conversion, and other rights and preferences superior to the rights associated with the common stock may adversely affect the rights of holders of our common stock. Our board of directors has authorized the issuance of up to 28,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), 19,239,734 shares of which were issued to One Stone Holdings II LP ("One Stone") on May 17, 2013. The terms of the Series A Preferred Stock, which ranks senior to the common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution, are discussed below under the caption "Series A Preferred Stock." The remaining 22,000,000 shares of preferred stock authorized by our certificate of incorporation are currently undesignated.

Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the Delaware General Corporation Law provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the Delaware General Corporation Law with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where the NASDAQ shareholder approval requirements are applicable, NASDAQ rules require approval by a majority of the total votes cast on the proposal.

Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid if capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders, subject to any preferential liquidation rights of holders of our preferred stock.

No Preemptive, Conversion, or Redemption Rights
Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Trading Market
Our common stock is listed for trading on the NASDAQ Capital Market under the symbol "MPET".

Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge.

Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws
Our certificate of incorporation and by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.
Among other things, our certificate of incorporation and by-laws:

•
divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•
provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than 10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•
provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66 2/3% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a "business combination" as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•
our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.

Series A Preferred Stock
On May 10, 2013, we entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") with One Stone. Pursuant to the terms of the Series A Purchase Agreement, we issued and sold to One Stone 19,239,734 shares of Series A Preferred Stock on May 17, 2013 (the "Closing Date"), at a purchase price of $1.22 per share (the "Purchase Price"). Subject to certain conditions, each share of Series A Preferred Stock and any related unpaid accumulated dividends is convertible into one share of common stock, at an initial conversion price of $1.22 per share (the "Conversion Price").
In order to comply with NASDAQ Stock Market listing rules, the conversion and voting rights of the Series A Preferred Stock discussed below are limited until stockholder approval of the Proposal (as defined below) is obtained. Under such limitations, the shares of Series A Preferred Stock are convertible into an aggregate number of shares of common stock not to exceed 19.99% of the outstanding shares of common stock (calculated immediately prior to the Closing Date) (the "Conversion Cap"), and the aggregate voting power of the Series A Preferred Stock (together with any shares of common stock held by the holders of Series A Preferred Stock), is not greater than 19.99% of the aggregate voting power of the outstanding shares of common stock (calculated immediately prior to the Closing Date) (the "Voting Cap").
Within 90 days of the Closing Date, we are required to cause the holders of our common stock to consider approval of (i) the full convertibility of shares of Series A Preferred Stock into shares of common stock, and (ii) the full voting power of shares of Series A Preferred Stock (clauses (i) and (ii) collectively, the "Proposal"). If the holders of common stock do not approve the Proposal, then we will be obligated, until the Proposal is approved, to (i) seek a vote on the Proposal at the next annual meeting of holders of common stock, (ii) convene another meeting of holders of common stock no more than 180 days thereafter, and (iii) seek a vote on the Proposal at the next annual meeting of holders of common stock thereafter.
The shares of Series A Preferred Stock are also subject to the following key terms under the Series A Purchase Agreement and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement:

•
Dividends. Holders of Series A Preferred Stock are entitled to a dividend equivalent to 7.0% per annum on the face value, which is the Purchase Price plus any accumulated unpaid dividends, payable quarterly in arrears. Dividends will generally be payable in cash or in kind (in the form of additional shares of Series A Preferred Stock), at the Company's option.

•	Conversion. Each share of Series A Preferred Stock is convertible at any time, at One Stone's option, into one share of common stock, subject to the Conversion Cap prior to the approval of the Proposal by the holders of common stock. The Series A Preferred Stock is entitled to customary anti-dilution protections.

•	Voting. The Series A Preferred Stock is entitled to vote on an as-converted basis with the common stock, subject to the Voting Cap prior to the approval of the Proposal by the holders of common stock.

•
Forced Conversion. At any time after the third anniversary of the Closing Date, we have the right to cause One Stone to convert all, but not less than all, of the shares of Series A Preferred Stock into shares of common stock, if, among other conditions: (i) the per share price of common stock equals or exceeds 200% of the Conversion Price for a period of 20 out of 30 consecutive trading days, (ii) the average daily trading volume of shares of common stock exceeds an amount equal to the number of shares of common stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock divided by 45, and (iii) the resale of shares of common stock is covered by an effective shelf registration statement, or such shares can be sold under Rule 144 under the Securities Act.

•
Redemption. At any time after the third anniversary of the Closing Date, and upon 30 days prior written notice, we may elect to redeem all, but not less than all, shares of Series A Preferred Stock for an amount equal to the greater of (i) the closing sale price of the common stock on the date we deliver such notice multiplied by the number of shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock, and (ii) a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock. One Stone has the right to convert the Series A Preferred Stock into shares of common stock at any time prior to the close of business on the redemption date.

•
Change in Control. In the event of a Change in Control (as defined) of the Company, holders of Series A Preferred Stock will have the option to (i) convert Series A Preferred Stock into common stock immediately prior to the Change in Control, (ii) in certain circumstances, receive stock or securities in the acquirer of the Company having substantially identical terms as those of the Series A Preferred Stock, or (iii) receive a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock.

•
Liquidation. Upon a liquidation event, holders of Series A Preferred Stock will be entitled to a non-participating liquidation preference per share of Series A Preferred Stock equal to (i) 115% of the Purchase Price until the second anniversary of the issuance of Series A Preferred Stock, (ii) 110% of the Purchase Price after the second anniversary of issuance until the third anniversary of issuance, (iii) 105% of the Purchase Price after the third anniversary of issuance until the fourth anniversary of issuance, and (iv) thereafter, at the Purchase Price.

•	Ranking. Series A Preferred Stock ranks senior to common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution.

•
Board Representation. For so long as One Stone owns at least 15% or 10% of the fully diluted shares of common stock (assuming full conversion of the Series A Preferred Stock), One Stone will have the right to appoint two members or one member, respectively, to our board of directors. These directors will not be subject to director elections by the holders of common stock at the Company's annual meetings of stockholders.

•
Minority Veto Rights. For so long as One Stone owns at least 10% of the fully diluted common stock (assuming full conversion of the Series A Preferred Stock), One Stone will hold veto rights with respect to (i) capital expenditures greater than $15.0 million that are not provided for in the then-current annual budget; (ii) certain related-party transactions; (iii) changes to our principal line of business; and (iv) an increase in the size of the board of directors to a number greater than 12.

•
Standstill. For a period of two years following the date of the Series A Purchase Agreement, One Stone is prohibited from (i) acquiring direct or beneficial control of any additional equity securities of the Company or any rights thereto; (ii) participating in or forming any voting group or voting trust with respect to any voting securities of the Company; and (iii) seeking to influence, modify, or control management, the board of directors, or any business, policies, or actions of the Company. Until such time as One Stone no longer holds any Series A Preferred Stock, One Stone is prohibited from engaging, directly or indirectly, in any short selling of the common stock.

•
Registration Rights. One Stone is entitled to resale registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock, pursuant to a Registration Rights Agreement.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by the complete Series A Purchase Agreement, and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement which are filed with or incorporated by reference into this report as Exhibits 10.1, 3.6, and 4.1, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed or incorporated by reference as part of this report:
Exhibit
No.             Description

3.1
Restated Certificate of Incorporation as filed on May 4, 1987 with the State of Delaware, as amended by an Amendment of Article Twelfth as filed on February 12, 1988 with the State of Delaware (filed as Exhibit 4.B. to the registrant's Registration Statement on Form S-8 filed on January 14, 1999 (Registration No. 333-70567) and incorporated herein by reference).

3.2
Certificate of Amendment of Restated Certificate of Incorporation as filed on December 26, 2000 with the State of Delaware (filed as Exhibit 3(a) to the registrant's Quarterly Report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference).

3.3
Certificate of Amendment of Restated Certificate of Incorporation related to Articles Twelfth and Fourteenth as filed on October 15, 2009 with the State of Delaware (filed as Exhibit 3.3 to the registrant's Quarterly Report on Form 10-Q filed on February 16, 2010 and incorporated herein by reference).

3.4
Certificate of Amendment of Restated Certificate of Incorporation related to Article Thirteenth as filed on October 15, 2009 with the State of Delaware (filed as Exhibit 3.4 to the registrant's Quarterly Report on Form 10-Q filed on February 16, 2010 and incorporated herein by reference).

3.5
Certificate of Amendment of Restated Certificate of Incorporation related to Article Fourth as filed on December 10, 2010 with the State of Delaware (filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on December 13, 2010 and incorporated herein by reference).

3.6*	Certificate of Designations of Series A Convertible Preferred Stock of Magellan Petroleum Corporation.

3.7*	By-Laws, as amended June 13, 2013.

4.1*	Registration Rights Agreement dated May 17, 2013 between Magellan Petroleum Corporation and One Stone Holdings II LP.

4.2*	Specimen Stock Certificate for Shares of Magellan Petroleum Corporation Common Stock.

10.1
Series A Convertible Preferred Stock Purchase Agreement dated May 10, 2013 between Magellan Petroleum Corporation and One Stone Holdings II LP (filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on May 13, 2013 and incorporated herein by reference).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

June 26, 2013